EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-59572 and 333-76542) and S-8 (No. 333-82755, 333-73170 and 333-90400) of CardioGenesis Corporation of our report dated February 21, 2003, except Note 16 as to which the date is March 27, 2003, relating to the consolidated financial statements and financials statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Orange County, California
March 31, 2003